Exhibit 10.2

Execution Version

LOAN AGREEMENT

between

POÁS ENERGÍA SOCIEDAD ANÓNIMA

as Lender

and

TORO ENERGÍA SOCIEDAD ANÓNIMA

as Borrower

- Dated -

January 11, 2023

CONTENT

1.	Amount and Interest Rate of the Loan	2
2.	Term, use of the Loan AND real estate COLLATERAL	3
3.	Repayment/ PREPAYMENT of loan and payment of interest	3
4.	EVENTS OF DEFAULT	4
5.	Payments	5
6.	SET-OFF	6
7.	Notification and notices	6
8.	REPRESENTATIONS AND WARRANTIES OF THE LENDER	6
9.	REPRESENTATIONS AND WARRANTIES of the BORROWER	7
10.	COVENANTS of the borrower	7
11.	ASSIGNMENT	7
12.	MISCELLANEOUS	7

POAS and TORO Loan Agreement	Page 1 of 11

THIS LOAN AGREEMENT (this “Agreement”) is dated January 11, 2023 and made

BETWEEN

(1)	POÁS ENERGÍA SOCIEDAD ANÓNIMA a private corporation incorporated and governed under the laws of Costa Rica, with corporate identification number 3-101-017680, represented jointly by EDUARDO KOPPER ORLICH, President, bearer of the Costa Rican identification number 1-0658-0080 and ROBERTO KOPPER ORLICH, Vice President, bearer of the Costa Rican identification number 1-0626-0257 (the “Lender”) and

(2)	TORO ENERGÍA SOCIEDAD ANÓNIMA, a private corporation, incorporated and governed under the laws of Costa Rica, with corporate identification number 3-101-676076, represented jointly by EDUARDO KOPPER ORLICH, President, bearer of the Costa Rican identification number 1-0658-0080 and ROBERTO KOPPER ORLICH, Vice President, bearer of the Costa Rican identification number 1-0626-0257 (the “Borrower”),

The Lender and the Borrower are collectively referred to as the “Parties” and each individually as a “Party.”

WHEREAS:

A.	CRYPTORICA, LLC, a Delaware limited liability company, represented by GARY CONE EVANS, with U.S. passport number 546086510, has purchased 80% of the issued and outstanding equity interest of the Borrower pursuant to that certain Purchase and Sale Agreement, of even date herewith (the “Purchase Agreement”), and has authorized Eduardo Kopper Orlich and Roberto Kopper Orlich to execute this Agreement on behalf of the Borrower.

B.	The Lender wishes to provide the Borrower, and the Borrower wishes to borrow funds in the amount of $985,000.00 from the Lender (the “Loan”), upon the Borrower’s release from all previous obligations related to the loan extended to the Borrower by BANCO PROMÉRICA (the “Bank”), in which two properties were used as collateral under that certain Guarantee Trust engaged with and administrated by S&R TRUSTEE COMPANY SRL (the “Trust”), a Costa Rican corporation with ID number 3-102-574288 (such loan from the Bank referred to herein as the “Bank Loan”);

C.	Lender has assumed the Bank Loan, and shall use the proceeds of the Loan towards paying the Bank Loan; and

D.	This Agreement sets forth the terms and conditions under which the Lender agrees to provide a Loan to the Borrower.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	Amount and Interest Rate of the Loan

1.1	Amount of the Loan

The Loan will be made available by the Lender to the Borrower on or before January 11, 2023 (the “Funding Date”), to credit current accounts payable of the Borrower to Banco Promerica.

1.2	Regular Interest Rate

The regular interest rate of the Loan starts at 10.75% per annum (based on a year of 365 days according to the Wall Street Journal), at a variable interest rate of equal to Prime Rate plus 3.25%, with straight line amortization, due as from the Funding Date. The regular interest rate shall be updated every three months with the applicable Prime Rate that will be in place thereof. With each interest rate update the Borrower shall update and adjust the repayment of the outstanding principal and interest accrued. The installments and the interest accrued shall be payable to the Lender on a monthly basis. The Loan´s interest rate will never be lower than the rate at which it was upon signing of this Loan agreement.

POAS and TORO Loan Agreement	Page 2 of 11

2.	Term, use of the Loan, AND COLLATERAL

2.1	Term

The term of the Loan shall be from the Funding Date until 10 years (or January 11, 2033).

2.2	Use of Funds

The Lender shall apply all proceeds of the Loan towards the outstanding amount of the Bank Loan.

2.3	Collateral Assets

In order to guarantee to the Lender the faithful and timely fulfillment of all and each of the obligations of the Loan, the Borrower has created, or purport to create:

(a)	Certain Liens on the Real Estate Collateral through a Guarantee Trust Agreement; and

(b)	Execute a Promissory Note for US$985,000.000 (Exhibit A).

(c)	Create security interests on movable assets (“garantía mobiliaria”).

The following real estate properties shall be included as Real Estate Collateral and remain in control of S&R TRUSTEE COMPANY Ltda. as Trustee for the benefit of the Lender pursuant to the terms of the Guarantee Trust Agreement, that shall be in place until all the obligations in charge of the Borrower have been fully fulfilled: Property numbers 2-296780-000 and 2-296779-000, located in Toro Amarillo, 12th County (Sarchí) of the Province of Alajuela. The collateral assets shall also entail the improvements, including the hydroelectric plant (turbines, generators, control panels, pipelines, flood gates, transformers and all the ancillary equipment, electric lines and the water concessions granted attached thereof to the real estate properties). All these collateral assets shall be pledged and transferred in the Guarantee Trust.

Explicitly excluded from the guarantee, collateral, liens, and any other document or right securing the Loan, shall be Purchaser’s Equipment (as defined in the Purchase Agreement) or personal property.

The Borrower shall purchase insurance policies for all the insurable assets placed as collateral, name the Lender as beneficiary of those policies and shall keep those policies current during all the term of the Loan. The Borrower shall provide the Lender, per Lender’s written request, copies of the documents evidencing the compliance of this provision.

3.	Repayment/ PREPAYMENT of loan and payment of interest

3.1	Repayment of the Loan

The Borrower shall repay the Loan in full, together with accrued and unpaid interest thereon, until the Due Date with straight line amortization during the term of the Loan on a monthly basis.

POAS and TORO Loan Agreement	Page 3 of 11

3.2	Prepayment of the Loan

The Borrower has the right to prepay all or any part of the Loan, together with accrued and unpaid interest thereon, at any time. Borrower must provide five Business days’ prior written notice to the Lender of the prepayment and the amount of the prepayment.

3.3	Payment of interest

The Borrower shall pay monthly accrued interest on the Loan with straight line amortization during the term of the Loan until the Due Date.

3.4	Default interest

If the Borrower fails to pay any amount payable by it under this Agreement on its Due Date, interest shall accrue on the overdue amount from the due date up to the date of actual payment at a rate which is thirty percent additional points higher than the regular interest rate referred to in Clause 1.2. Any interest accruing under this Clause 3.4 shall be immediately payable by the Borrower on demand. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each calendar month but will remain immediately due and payable.

4.	EVENTS OF DEFAULT

4.1	Events of Default

Each of the following events, constitutes an Event of Default (save for Clause 4.1.i / Acceleration):

a)	The Borrower fails to pay any amount when due under the Loan;

b)	There is a Change of Control of the Borrower;

c)	The Borrower does not comply with any provision of this Agreement or the Guarantee Trust Agreement and such failure, if capable of remedy, is not remedied within 10 days of the Lender giving notice to the Borrower of the failure to comply;

d)	The Borrower (i) applies for or consents to the appointment of a bankruptcy receiver, (ii) is dissolved or liquidated, (iii) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (iv) takes any action for the purpose of effecting any of the foregoing;

e)	Proceedings for the appointment of a bankruptcy receiver, liquidator or custodian of the Borrower, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement; or

f)	Any administrative, judiciary or arbitration proceeding in which the Borrower is involved that may place in risk the Borrower’s compliance of his obligations under this Agreement.

POAS and TORO Loan Agreement	Page 4 of 11

On and at any time after the occurrence of an Event of Default, which is continuing, the Lender may, by written notice to the Borrower, declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under this Agreement be immediately due and payable. A “Change of Control” shall be deemed to have occurred if (A) as a result of any merger, consolidation, sale, assignment, transfer or other transaction, any person, other than those persons who are shareholders of the Borrower on the date hereof, becomes the owner of more than 50% of the outstanding voting securities of the Borrower or the surviving entity or becomes entitled to elect more than one-half of the board of directors or other governing body of the Borrower or the surviving entity; or (B) the Borrower sells, assigns or otherwise transfers all or substantially all of the assets of the Borrower, to persons other than those persons who are shareholders of the Borrower on the date hereof; provided, however, in no event shall a financing transaction (such as additional rounds of financing), which is approved by the board of directors and entered into by the Borrower be deemed to be a “Change of Control.”

5.	Payments

5.1	Payments to the Lender

a)	On each date on which the Borrower is required to make a payment under this Agreement, the Borrower shall make the same available to the Lender for value on due date at the time specified by the Lender as being customary at the time for settlement of transactions in US Dollars in the place of payment.

b)	Payments shall be made to such account with such bank as the Lender specifies. Payments shall be made in US Dollars. Until further notice this will be the Lenders bank account as set out in the signature page to this Agreement.

5.2	No set-off by the Borrower – Tax gross-up

All payments of principal, premium and interest by or on behalf of the Borrower in respect of the Loan shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (taxes) imposed, levied, collected, withheld or assessed by or within Costa Rica or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Borrower may make such deductions or withholdings as required by law and will make payments in respect of the Loan after such deductions or withholdings. No gross-up will apply.

5.3	Partial payments

If the Lender receives a payment for application against amounts due in respect of this Agreement that is insufficient to discharge all the amounts then due and payable by the Borrower under this Agreement, the Lender shall apply that payment in the following order:

a)	First, in or towards payment of any accrued interest due but unpaid;

b)	Secondly, in or towards payment of any principal due but unpaid; and

c)	Thirdly, in or towards payments of any other sum due but unpaid under this Agreement.

POAS and TORO Loan Agreement	Page 5 of 11

5.5	Business Days

Any payment which is due to be made on a day that is not a Business Day in Costa Rica shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

6.	SET-OFF

On and at any time after the occurrence of an Event of Default which is continuing, the Lender may set off any obligation (whether due, actual or contingent) owed by the Borrower to the Lender under this Agreement against any obligation (whether or not due) owed by the Lender to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange for the purpose of the set-off.

7.	Notification and notices

7.1	Event of Default

Whenever an Event of Default occurs (and as soon as the Borrower becomes aware of the Event of Default), the Borrower shall notify the Lender thereof in writing (as well as of the remedies, if any, that are being pursued by the Borrower).

7.2	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by letter.

7.3	Addresses

The address (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Agreement for any communication or document to be made or delivered under or in connection with this Agreement is that as set out in the signature page to this Agreement or any substitute address or department or officer as that party may notify to the other party to this Agreement by not less than three (3) Business Days’ notice.

8.	REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender represents to the Borrower that it is duly incorporated in Costa Rica, with power to enter into this Agreement and to exercise its rights and perform its obligations hereunder and all corporate and other action required to authorize its execution of this Agreement and its performance of its obligations hereunder has been duly taken.

POAS and TORO Loan Agreement	Page 6 of 11

9.	REPRESENTATIONS AND WARRANTIES of the BORROWER

The Borrower represents and warrants to the Lender as of the date hereof and as of the Funding Date as follows:

9.1	Authority

It has full power and authority to enter into the Agreement and to perform its obligations hereunder. It and its relevant corporate organs have duly authorized and approved the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly signed by it and constitutes legal, valid and binding obligations of its behalf, enforceable against it in accordance with the Agreement’s terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally.

9.2	No Conflicts

The execution, delivery and performance by it of the Agreement, and the consummation by it of the transactions contemplated hereby will not conflict with any provision of its organizational documents or conflict with, or constitute a default under, any material agreement, contract or instrument to which it is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to it or by which any of its property or assets is bound. The Lender has provided the Borrower with a notarized decision of TORO’s Shareholders Assembly meeting authorizing this Loan Agreement, the Promissory Note and the Guarantee Trust Agreement thereof. It is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for them to execute, deliver and perform any of its obligations under the Agreement in accordance with its terms.

10.	COVENANTS of the borrower

During the term of this Agreement, the Borrower shall comply with each of the following covenants:

10.1	Distributions

The Borrower shall refrain from any distributions or dividends (under any form) to its shareholders if, as a result of such distribution, the Borrower would be in breach of his obligations under this Loan Agreement.

11.	ASSIGNMENT

This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. The Lender shall be entitled to assign, convey, transfer or by any other means transmit his rights to this Agreement or any rights or obligations hereunder without the prior written consent of the Borrower. The Borrower shall not be allowed to assign, convey, transfer or by any other means transmit his obligations and rights under this Agreement.

12.	MISCELLANEOUS

12.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Agreement, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

12.2	Certificates and determinations

Any certification or determination by the Lender of a rate or amount under this Agreement is, in the absence of manifest error, conclusive evidence of the matter to which it relates.

POAS and TORO Loan Agreement	Page 7 of 11

12.3	Counterparts

This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when each Party has signed counterparts. Copies of the executed counterparts or additional originals shall be delivered to the Parties who so request. In the event any signature is delivered by facsimile transmission, the Party using such means of delivery shall cause a manually executed original of the Agreement to be physically delivered to the other Parties as soon as is reasonably practicable.

12.4	Severability

If at any time, any provision of this Agreement is determined to be null, invalid or unenforceable in any respect under any law of any jurisdiction, such determination shall not affect the other provisions of this Agreement and the Parties shall consult on substitute provisions which approach the null, invalid or unenforceable provision as to its content and substance as closely as possible, taking into account the current intention of the Parties and the remainder of this Agreement shall not be affected by such invalidity or unenforceability.

12.5	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

12.6	Amendments and waivers

Any term of this Agreement may be amended or waived only with the express and written consent of the Lender and the Borrower.

12.7	Confidentiality

Each Party acknowledges and agrees that under this Agreement it has received, and will receive, in confidence, information or data from the other Parties not already in the public domain. Each Party agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of any other Party or for the benefit of any other person or persons, or misuse in any way such other Party’s confidential information.

12.8	Costs

The Borrower and Lender shall pay their own respective costs relating to the negotiation, preparation, execution and implementation by the Parties of this Agreement.

The Borrower shall pay all the costs, expenses, legal fees, notarial fees, stamp taxes, registry fees and alike arising from the documents securing the Loan, including but not limited to any annual trustee fee.

12.9	Governing Law

This Agreement shall be governed by Costa Rican law.

POAS and TORO Loan Agreement	Page 8 of 11

12.10	Settlement of Disputes

a)	Arbitration. Save the exception mentioned bellow, all disputes, claims, differences or controversies arising out of or in relation to any aspect of this Agreement, its performance, liquidation, interpretation, validity or any breach thereof shall be resolved by an arbitration of law at the request of any of the Parties in accordance with the bylaws of the International Center for Conciliation and Arbitration of the American-Costa Rican Chamber of Commerce (“CICA”). The Parties hereby agree to submit voluntarily and unconditionally to its rules and bylaws and claim knowledge thereof. The laws of Costa Rica shall govern the conflict. The arbitration shall take place at CICA in San José, Republic of Costa Rica. An arbitration tribunal of three arbitrators appointed by each of the Parties from the CICA’s list or not, and the third arbitrator appointed by the chosen arbitrators, shall decide the matters that are subject to the arbitration procedure. The award rendered pursuant to such arbitration shall be in writing, final, and binding and conclusive upon and between the Parties. It shall have no further recourse, except for those provided for review and nullity. Once it is rendered and is final, it will produce the effects of res judicata and the parties shall comply with the award without delay. Costs related to the arbitration procedure and arbitrators shall be borne by the Parties in equal proportion as the arbitration procedure advances, unless the arbitration tribunal decides otherwise.

b)	Express exception to the arbitration clause: The disputes, claims, differences or controversies arising out of or in relation to the Promissory Note signed by the Borrower (Exhibit A), shall be resolved in the applicable judiciary proceeding under the Costa Rican law. The arbitration clause shall not be applicable in connection with the Promissory Note, its execution and collection.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

[signature pages follow]

POAS and TORO Loan Agreement	Page 9 of 11

The Lender

POÁS ENERGÍA S.A.
by: Eduardo Kopper Orlich
Date: January ___, 2023
E-mail address: ek@sunshine.tech
Address: …

POÁS ENERGÍA S.A.
by: Roberto Kopper Orlich
Date: January ___, 2023
E-mail address: rk@loskosa.com
Address: …

Bank Account: 40000000787983 (USD account)
IBAN CR53011600104007879838

The Borrower

TORO ENERGÍA S.A.
by: Eduardo Kopper Orlich
Date: January ___, 2023
E-mail address: ek@sunshine.tech
Address: …

TORO ENERGÍA S.A.
by: Roberto Kopper Orlich
Date: January ___, 2023
E-mail address: rk@loskosa.com
Address: …

POAS and TORO Loan Agreement	Page 10 of 11

Exhibit A

Promissory Note for US$985,000

POAS and TORO Loan Agreement	Page 11 of 11